Exhibit 99.(h)(8)(iii)

AMENDMENT TO
DYNAMIC CASH ALLOCATION SERVICES AGREEMENT

This amendment to the Dynamic Cash Allocation Services Agreement is made as of March 3, 2025 by and between each Mercer registered investment company listed on Attachment C to this Amendment (each, a “Fund” and collectively, the “Funds”) on behalf of its respective series, if any (each a “Portfolio), Mercer Investments LLC, and State Street Bank and Trust Company (“State Street”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Dynamic Cash Allocation Services Agreement referred to below.

WHEREAS, the Funds, Mercer Investments LLC, and State Street entered into a Dynamic Cash Allocation Services Agreement dated as of April 17, 2020 and effective as of April 1, 2020 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement, as more particularly set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Amendments. The Agreement is hereby amended as follows:

(a)	New Attachment C (Funds and Allocation Deadlines), which is attached hereto and incorporated herein, is hereby added to the agreement.

2.	Miscellaneous.

(a)	Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

MERCER INVESTMENTS, LLC

By:	/s/ Barry Vallan
Name: Barry Vallan
Title: Principal

MERCER FUNDS

By:	/s/ Barry Vallan
Name: Barry Vallan
Title: Assistant Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James Hill
Name: James Hill
Title: Managing Director

Attachment C
Funds and Allocation Deadlines

Fund	Allocation Deadline
	Standard (6:55AM EST)	Non-standard
MERCER CORE FIXED INCOME FUND	6:55AM EST
MERCER EMERGING MARKETS EQUITY FUND	6:55AM EST
MERCER NON US CORE EQUITY FUND	6:55AM EST
MERCER OPPORTUNISTIC FIXED INCOME FUND	6:55AM EST
MERCER US SMALL MID CAP EQUITY FUND	6:55AM EST
MERCER SHORT DURATION FIXED INCOME FUND	6:55AM EST